INTERNATIONAL MONEY EXPRESS, INC.
A&R 2020 OMNIBUS EQUITY COMPENSATION PLAN
RSU AGREEMENT
[NON-EMPLOYEE DIRECTOR VERSION]

THIS AGREEMENT (this “Agreement”), dated ____________________, 202_ (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”), and ____________ (“Grantee”), is made pursuant and subject to the provisions of the Amended and Restated Company 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.           Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee [______] restricted stock units (the “RSUs”), subject to the vesting terms set forth in Section 2 below. Subject to the provisions of this Agreement and the Plan, each vested RSU represents the right to receive one (1) share of Stock. The RSUs shall apply only with respect to a whole number of shares of Stock.

2.           Vesting.

(a)          The shares of Stock subject to the RSUs granted under this Agreement shall vest in full on the earlier of the day prior to the first annual meeting of stockholders following the date of the agreement and one (1) year from the Date of Grant (such earlier date, the “Vesting Date”).

(b)          From and after the Date of Grant through the date on which the RSU becomes fully vested pursuant to subsection (a) above, the unvested portion of the RSU remains subject to forfeiture in accordance with the terms of Sections 2(d) and 3 hereof.

(c)          In accordance with the Plan, shares of Stock subject to this RSU Agreement that have not previously vested shall become immediately vested upon a Change of Control.

(d)          Shares of Stock subject to the RSUs that do not vest in accordance with this Section shall be forfeited.

3.          Forfeiture and Termination of Service.  If Grantee does not serve as a member of the Board or as an employee or consultant of the Company on the Vesting Date, the RSUs shall immediately terminate and become null and void.

4.           Settlement. Within thirty (30) days following the date on which any portion of the RSUs vest pursuant to Section 2 of this Agreement, the Company shall deliver to the Grantee one (1) share of Stock in settlement of each RSU that becomes vested on such vesting date.

5.           Delivery of Stock. Certificates or evidence of book-entry shares representing the Stock issued upon settlement of RSUs pursuant to Section 4 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including, the requirements of the Securities Act of 1933, as amended (the “Securities Act”)), and the applicable requirements of any securities exchange or similar entity.

6.           Shareholder Rights. An RSU is not a share of Stock, and thus, the Grantee will have no rights as a stockholder with respect to the RSUs.  Dividend Equivalents shall accrue on the RSUs awarded hereunder and such Dividend Equivalents will be subject to vesting on the same schedule as the RSUs and will be paid to Grantee at the same time as the settlement of such RSUs.

7.           Transferability. The RSUs subject to this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with Section 2. After such RSUs vest and are settled in accordance with Sections 2 and 4, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained or an exemption from such registration pursuant to Rule 144 under the Securities Act or otherwise is available.

8.           Change in Capital Structure. In accordance with Section 5(d) of the Plan, the terms of this Agreement, including the number of shares of Stock in respect of the RSUs shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9.           No Withholding.

(a)          The Grantee understands that when the RSUs are settled in accordance with Section 4, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the share of Stock as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the RSUs.

(b)          Whenever shares of Stock are to be issued upon settlement of the RSUs, the Grantee shall assume sole responsibility for discharging all tax and other obligations associated therewith. The Grantee agrees to indemnify the Company against any non-U.S., U.S. federal, state and local withholding taxes for which the Company may be liable in connection with the Grantee’s acquisition, ownership or disposition of any shares of Stock.

10.          Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

11.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company or any of its subsidiaries.

12.    Compliance with Law. The grant and settlement of the RSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. No shares of Stock shall be issued in settlement of the RSUs unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Grantee and the Company.

15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

18.    Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.          Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof. The terms and conditions of the Plan are incorporated into this Agreement by reference.

21.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with Section 7 of this Agreement and the successors of the Company.

22.          Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC.

By:
Name:
Title:
I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date

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